Exhibit 10.28

ADDENDUM 2 TO CONSULTING AGREEMENT

This Addendum 2 to Consulting Agreement (this “Addendum”) is entered into for the purpose of amending the Consulting Agreement between IR Agency LLC (the “Consultant” or “IR Agency”) and Siyata Mobile Inc (“you,” the “Client” or the “Company”) dated as of May 10, 2024, to provide for the purchase of additional Services by the Company under the Agreement. All initially capitalized terms not otherwise defined in this Addendum shall be give the meaning ascribed thereto in the Agreement.

1.	Terms and Conditions. Except has modified hereby, the terms and conditions of the Agreement pursuant to which the Company engages the Consultant to provide Services remain in full force and effect. Should the terms of this Addendum and the Agreement conflict, the terms of this Addendum shall govern.

2.	Compensation. The first sentence of Section 3 (a) of the Agreement is hereby deleted and replaced in its entirety with the following: “(a) As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of the Agreement the Client shall pay to the Consultant the sum Three Million Seven Hundred and Fifty Thousand US Dollars ($3,750,000) and upon the date of execution and delivery of this Addendum the Client shall pay to the Consultant the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in cash via Bank Wire Transfer for providing the Services for a 6 Month term starting on Friday May 10th 2024.”

3.	Acceptance. Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning this Addendum, which will thereupon constitute a binding contract between the Company and IR Agency, LLC as of August ___ 2024. The undersigned officers of IR Agency, LLC and the Company represent that they have the authority to bind IR Agency and the Company, respectively. This Addendum may be executed in counterparts and with electronic or facsimile signatures.

IR Agency LLC

By:
Print Name: Rafael Pereira

Siyata Mobile Inc.

By:
Print Name:
Position: